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                                                                    Exhibit 10.2

                       FOUNDATION CAPITAL RESOURCES, INC.
                            REIT MANAGEMENT AGREEMENT
                            -------------------------


     THIS MANAGEMENT AGREEMENT (this "Agreement") is entered into as of this 1st day of July, 2001, between FOUNDATION CAPITAL RESOURCES, INC., a Georgia corporation (the "Company"), and ONE CAPITAL ADVISORS, LLC, a Georgia limited liability company (the "Manager").

     WHEREAS, the Company intends to qualify as a real estate investment trust ("REIT"), as defined in the Internal Revenue Code of 1986, as amended (the "Code"), and to make investments of the type permitted to be made by qualified REITs under the Code; and

     WHEREAS, the Manager is a limited liability corporation organized for the purpose of advising the Company as to its business of making mortgage loans to and purchasing mortgage-secured obligations of churches and other non-profit religious organizations and providing certain management and administrative services in connection with the Company's business affairs and the administration, operation and disposition of its assets; and

     WHEREAS, in connection with its management, administration and operation, the Company desires to make use of the advice and assistance of the Manager and the sources of information and certain facilities available to the Manager, and to have the Manager undertake the duties and responsibilities hereinafter set forth, on behalf of and subject to the supervision of the Company's Board of Directors (the "Directors"), all as provided for herein; and

     WHEREAS, the Manager is willing to render such services, subject to the supervision of the Directors, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, and the promises and mutual covenants and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                              DUTIES OF THE MANAGER

     The Manager shall use its best efforts to present to the Company a continuing and suitable business plan of operations consistent with the business policies and objectives of


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the Company, subject to the general oversight of the Directors and upon their direction, to perform the following duties:

     1.1 Loan Underwriting/Investment Advice. The Manager shall serve as the
         -----------------------------------
Company's loan underwriter and investment advisor in connection with its primary business of making mortgage loans to churches, religious and other non-profit organizations and, from time to time, purchasing for investment mortgage-secured obligations issued by such organizations, and in connection with temporary investments in furtherance of the Company's investment guidelines and policies, and recommend changes in the Company's investment guidelines and policies, when appropriate.

     1.2 Investment and General Management. The Manager shall administer the
         ---------------------------------
day-to-day operations of the Company, investigate and evaluate business and investment opportunities available to the Company that are consistent with the Company's objectives, investigate, select, and conduct relations with prospective borrowers seeking mortgage loans from the Company, and evaluate, negotiate and maintain relationships on the Company's behalf with banks, commercial lenders, borrowers, consultants, accountants, mortgage loan originators, brokers, participants, attorneys, appraisers, insurers, and persons acting in any other capacity relevant to the activities of the Company, and, as necessary, negotiate contracts with, retain, and supervise services performed by such parties in connection with the Company's business.

     1.3 Financial Administration. The Manager shall administer such day-to-day
         ------------------------
bookkeeping and accounting functions as are required for the proper management of the assets of the Company and prepare or cause to be prepared such reports as may be required by any governmental authority. The Manager shall maintain the books of account and records relating to services performed for the Company accessible for inspection by the Company at any time during ordinary business hours.

     1.4 Lawyers and Accountants. The Manager shall obtain for the Company, when
         -----------------------
appropriate, the services of legal and accounting firms to perform customary legal and accounting services for the Company, and the Manager shall supervise or monitor the activities of such professionals on behalf of the Company as would be performed by a prudent business owner.

     1.5 Agent. Subject to approval of the Directors where required, the Manager
         -----
shall act as agent of the Company in making or acquiring mortgage loans, purchasing mortgage-secured obligations issued by churches, religious or other non-profit organizations and disbursing and collecting the funds, paying the debts, and fulfilling the obligations of the Company and handling, prosecuting, and settling any claims of or against the Company, including, but not limited to, supervising the Company's exercise of its remedies in respect of any mortgage loan or mortgage-secured obligation which has



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defaulted. The Manager shall also investigate, select, and conduct relations on behalf of the Company with individuals, corporations, and entities in furtherance of the business activities of the Company.

     1.6 Exchanges, Dealers. The Manager shall conduct relations on behalf of
         ------------------
the Company with securities exchanges or with dealers making markets in the Company's securities.

     1.7 Investment of Cash. The Manager shall invest and reinvest any monies of
         ------------------
the Company, and manage the Company's short-term investments, including the acquisition and sale of money market instruments and/or church mortgage bonds, provided such instruments are consistent with the Company's policies and are only those instruments in which a real estate investment trust is permitted to invest under the Code from time to time.

     1.8 Bank Accounts. The Manager may establish one or more bank accounts in
         -------------
the name of the Company or in its own name and may deposit into and disburse from such accounts any monies on behalf of the Company under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Manager, and the Manager shall from time to time as requested by the Directors render appropriate accountings of such payments and deposits to the Directors and to the auditors of the Company.

     1.9 Offices and Personnel. The Manager shall provide office space,
         ---------------------
equipment, personnel, accounting and auditing facilities, and other facilities as required for the performance of the foregoing services and operation of the Company's business.

     1.10 Reports. The Manager shall, as requested by the Board of Directors,
          -------
make reports to the Board of Directors on its performance of the foregoing services and furnish advice and recommendations with respect to other aspects of the business of the Company.

     1.11 Information Furnished Manager. The Directors shall at all times keep
          -----------------------------
the Manager fully informed with regard to the investment policy of the Company, the capitalization policy of the Company, and generally their then current intentions as to the future of the Company. In particular, the Directors shall notify the Manager promptly of their intention to sell or otherwise dispose of any of the Company's investments, or to make any new investment. The Company shall furnish the Manager with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to its affairs as the Manager may from time to time reasonably request.


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                                   ARTICLE II
                 QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST

     2.1 REIT Qualification. Notwithstanding any provision in this Agreement to
         ------------------
the contrary, the Manager shall refrain from any action which, in its sole judgment made in good faith, or in the judgment of the Directors of which the Manager has notice, would (1) adversely affect the status of the Company as a REIT, as defined in the Code, or (2) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, or (3) otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company.

     2.2 Preservation of REIT Status. In the event that the terms of this
         ---------------------------
Agreement at any time shall, in the opinion of counsel for the Company, threaten to impair the status of the Company as a REIT in a manner adverse to the interests of the shareholders of the Company or be required pursuant to any state "blue sky" laws, the Company shall propose such amendment to or substitute arrangements for this Agreement, with prospective or retroactive effect, as may in its opinion be appropriate or advisable to protect and preserve the status of the Company as a REIT. If the parties cannot agree upon the proposed amendments of this Agreement within thirty (30) days after such proposals are made, this Agreement shall be terminated as of such time as counsel for the Company shall recommend for the protection of the status of the Company as a REIT and for the protection of the rights of the Company and its shareholders.

                                   ARTICLE III
                    FIDELITY BOND AND LIMITATION OF LIABILITY

     3.1 Fidelity Bond. The Manager shall, upon request of the Directors,
         -------------
maintain a fidelity bond with a responsible surety company, in such reasonable amounts as may be required by the Directors from time to time, covering officers, employees and agents handling funds and records of the Company. Such bond shall inure to the benefit of the Company in respect of losses of such property from acts of such persons through theft, embezzlement, fraud, error, or otherwise. In the event that such a bond is not generally available at a reasonable cost to companies performing services of the type to be provided by the Manager hereunder, or in the event that such a bond is canceled or not renewed by the bonding company, the Manager shall give notice thereof to the Directors.

     3.2 Limitations of Liability of the Manager. The Manager assumes no
         ---------------------------------------
responsibility other than to render the services described herein in good faith and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendation of the Manager. The Manager will not be liable to the Company, its shareholders, or others, except by reason of acts constituting bad faith,




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misconduct, or gross negligence. The Company shall reimburse, indemnify, and hold the Manager harmless for and from any and all expenses, losses, damages, liabilities, demands, charges, and claims of any nature whatsoever in respect to or arising from any acts or omissions of the Manager undertaken in good faith and pursuant to the authority granted to the Manager by this Management Agreement. The Manager may consult with legal counsel (which may be the regular counsel of the Manager or other counsel), independent public accountants, or other professional advisors and shall not be liable for any action taken or omitted in good faith by the Manager in accordance with the advice of such counsel, accountants, or advisors, provided such action is not the result of misconduct or negligence.

                                   ARTICLE IV
                                  COMPENSATION

     4.1 Compensation. The Manager shall be paid and compensated for its
         ------------
services hereunder as follows:

     (a)  Annual Management Fee. The Manager shall be paid, for the services the
          ---------------------
          Manager renders to the Company pursuant to this Agreement, an annual management fee, payable monthly, and based upon average invested assets of the Company (the "Management Fee") not to exceed as follows:

          Average Invested Assets                      Management Fee
          -----------------------                      --------------
          To $50,000,000                                    1.5%
          $50,000,000 to $75,000,000                        1.4%
          $75,000,000 to $100,000,000                       1.3%
          $100,000,000 and up                               1.25%

          For purposes of this Agreement, "Average Invested Assets" of the Company shall be deemed to mean, for any period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in loans (or an interest in loans) secured by real estate, or first mortgage bonds secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. In addition, the Manager shall be paid an annual Management Fee in the amount of .30% on other assets other than the "Average Invested Assets," which shall cover cash or similarly invested funds.


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     (b)  Acknowledgment of Loan Origination Expenses of Manager. The Manager
          ------------------------------------------------------
          may attempt to arrange and/or contract for appraisal, real estate title and independent accountant services to borrowers and prospective borrowers of the Company in order to provide cost and time efficiencies to them in connection with their borrowing and prospective borrowing from the Company. It is understood and acknowledged that the Manager will receive reimbursement for such expenses directly from such borrowers, at the time of a loan commitment and/or from the proceeds of loans made by the Company. All such expenses shall be identified by the Manager to the Company.

     The Management Fee in Section 4.1(a) above shall be computed within twenty
(20) days following the end of each calendar month and an invoice submitted to the Company. A copy of such computations shall simultaneously be delivered to the Company. The Company shall make payment of the Management Fee shown thereon within ten (10) calendar days of receipt by the Company of the Manager's invoice. The total of such monthly payments for each calendar year shall be subject to deferral or adjustment, if applicable, within twenty (20) days following receipt by the Company of its audited annual financial statements for the preceding calendar year.

     4.2 Use of Affiliates. The Manager has the right to use affiliates and
         -----------------
personnel of affiliates, consultants or contractors, in its sole discretion, and is not required to perform all duties with its own employees.

     4.3 Additional Services. If the Company shall request the Manager to render
         -------------------
services to the Company other than those required to be rendered by the Manager hereunder, such additional services, if performed, shall be compensated separately on terms to be agreed upon from time to time between the Manager and the Company, which terms shall not exceed either (1) the terms under which the Manager or such affiliate is then performing similar services for others, or (2) the terms under which qualified unaffiliated persons are then performing such services for comparable organizations.

                                    ARTICLE V
                            EXPENSES AND LIMITATIONS

     5.1 Expenses of the Manager. Without regard to the compensation the Manager
         -----------------------
receives from the Company pursuant to this Agreement, the Manager shall bear the following expenses incurred in connection with the performance of its duties under this Agreement:


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     (a)  employment expenses of the personnel or independent contractors employed by the Manager, including, but not limited to, salaries, wages, payroll taxes, fees and the cost of employee benefit plans;

     (b) rent, telephone, utilities, office furniture, equipment and machinery (including computers, to the extent utilized), and other office expenses of the Manager, except to the extent such expenses relate solely to an office later established and maintained by the Company separate from the offices of the Manager;

     (c) miscellaneous administrative expenses incurred in supervising and monitoring, mortgage loans and other investments of the Company or relating to performance by the Manager of its obligations hereunder;

     (d)  loan servicing fees, whether or not payable to a third party;

     (e)  routine accounting fees and expenses; and

     (f) routine expenses directly connected with the acquisition, disposition, and ownership of real estate interests or other property.

     5.2 Expenses of the Company. Except as otherwise expressly provided in this
         -----------------------
Agreement, the Company shall pay all its expenses not assumed by the Manager as set forth in Section 5.1, and, without limiting the generality of the foregoing, it is specifically agreed that the following expenses of the Company shall be paid by the Company and shall not be paid by the Manager:

     (a) the cost of borrowed money, including the repayment of funds borrowed by the Company, interest thereon and all other costs, fees and expenses in connection with such borrowings;

     (b) taxes on income and taxes and assessments on real property, if any, and all other taxes applicable to the Company and its investments;

     (c)  travel and other expenses of directors of the Company;

     (d) legal, auditing (excluding routine accounting), underwriting, brokerage, listing, reporting, registration, and other fees, and printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, trading, registration, and stock exchange listing of the Company's securities;




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     (e)  fees and expenses paid to Directors, independent advisors, consultants, managers, local property inspectors and other agents employed by or on behalf of the Company;

     (f) extraordinary, non-routine expenses directly connected with the acquisition, disposition, and ownership of real estate interests or other property (including the costs of foreclosure and exercise of all other remedies, insurance premiums, legal services, brokerage and sales commissions, maintenance, repair, improvement, and local management of any property assumed through foreclosure);

     (g) insurance as required by the Directors (including Directors' liability insurance);

     (h) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

     (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

     (j) transfer agents', registrars', dividend reinvestment agents', and indenture trustees' fees and charges;

     (k) legal, escrow and auditing fees and other professional expenses of the Company.

     5.3 Annual Operating Expense Limitation Requiring Reimbursement by the
         ------------------------------------------------------------------
Manager. On or before thirty (30) days after the completion of the annual audit
-------
of the Company's financial statements for each calendar year, the Manager will refund to the Company (to the extent of payments it has received) and defer its right (to the extent of compensation it has not received for such calendar year) to the amount (the "Excess Amount"), if any, by which the Operating Expenses of the Company for such calendar year exceed the greater of (1) two percent (2%) of the Average Invested Assets of the


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Company for such calendar year, or (2) twenty-five percent (25%) of the net income of the Company for such calendar year; provided, however, that the Company may instead permit such refund to be effected by a reduction in the amount of the payments of compensation under Section 4.1 during the balance of the calendar year next following the calendar year with respect to which such refund is to be made; and provided, further, that only so much of such excess need be refunded as is conclusively determined by the Directors, including a majority of the independent directors of the Company, not to be justified. Notwithstanding the foregoing, the Manager shall have no obligation hereunder to reimburse the Company in excess of the amount actually received or to be received by the Manager as an annual Management Fee or Loan Origination Fee with respect to such year. The term "Net Income" means for any period, total revenue with respect to such period, less the expenses applicable to such period, except additions to reserves for depreciation, bad debts or other similar non-cash reserves.

     5.4 Reimbursement when Expenses Less than Limitations. Subject to the
         -------------------------------------------------
provisions of Section 4.1(b), in the event the Operating Expenses of the Company in any calendar year are less than the two percent (2%) and twenty-five percent (25%) limitations set forth in Section 5.3 (the "Limitation") for that year, the Company will pay to the Manager the Management Fee reimbursed by the Manager to the Company in one or more previous calendar years, provided the aggregate of such reimbursements and Operating Expenses for the current calendar year shall not exceed the Limitation for such calendar year and provided further that such reimbursement will not cause cash flow problems or dividend problems for the Company as determined by a majority of the independent directors of the Company. The Manager's right to repayment of previously reimbursed Management Fees shall be cumulative, and the amount of previously reimbursed Management Fees that have not been repaid to the Manager shall be carried forward indefinitely, in accordance herewith, to subsequent calendar years. No interest shall accrue or be payable to the Manager with respect to any reimbursements paid to the Manager under this Section.

     5.5 Definition of Operating Expenses. For purposes of this Agreement,
         --------------------------------
"Operating Expenses" shall be deemed to mean the aggregate annual operating, general and administrative expenses determined in accordance with generally accepted accounting principles (including the Management Fee), except the expenses of raising capital, interest payments, taxes, non-cash expenditures (including, but not limited to, depreciation, amortization and bad debt reserves) and the costs related directly to asset acquisition, operation and disposition.

     5.6 Additional Operating Expense Limitation Requiring Reimbursement by the
         ----------------------------------------------------------------------
Manager. Certain of the states in which the shares of Common Stock of the
-------
Company may be qualified for sale impose limitations on the operating expenses of the Company


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which may differ from the Operating Expense limitation set forth in Section 5.3.
It is contemplated that the Company and the Manager will provide certain states with undertakings to comply with such limitations. In the event the operating expenses, as defined in any such undertaking, exceed any expense limitation applicable to the Company imposed by state securities laws or regulations thereunder, as such limitations may be altered from time to time, the Manager shall reduce its Management Fee by the amount of such excess and, if required pursuant to any such laws or regulations, shall reimburse the Company in the amount of such excess. Whenever such expenses exceed a pro rata portion of any applicable expense limitation, the estimated amounts of reimbursement under such limitation shall be applicable as an offset against the quarterly payment of the Management Fee due the Manager. Should two or more such expense limitations be applicable at the end of a quarter, that expense limitation which results in the largest reduction of the Management Fee shall control. If the Manager is ever required to reimburse the Company for any excess operating expense limitation imposed under any applicable state securities laws or regulations pursuant to this Section, the provisions of Section 5.4 shall apply.

                                   ARTICLE VI
                           OTHER ACTIVITIES OF MANAGER

     6.1 Other Activities of Manager. No provision in this Agreement shall
         ---------------------------
prevent the Manager from engaging in other activities or businesses or from acting as advisor to any other person or entity even though such person or entity has investment policies and objectives similar to those of the Company and no provision shall prevent the Manager from receiving compensation for rendering advice to other investors and managing other investments, including investors and investments advised, sponsored, or organized by the Manager, and including joint ventures and partnerships in which the Company is a co-venturer or partner. No provision in this Agreement shall limit or restrict the right of any director, officer, employee, or shareholder of the Manager or an affiliate of the Manager to engage in any other business or to render services of any kind to any other corporation, partnership, individual, or other entity. The Manager shall not, however, disclose any confidential information of the Company to other persons or entities, unless such information is then public knowledge through no fault of the Manager, is properly provided to the Manager without restriction by a third party or is already in the Manager's possession at the time of receipt by the Company. The Manager shall notify the Company of its engaging in other activities or businesses which may result in the Manager's having a conflict of interest with its obligations hereunder.

     6.2 Investment Opportunities. If the Manager or an affiliate of the Manager
         ------------------------
acts as an investment manager or advisor for any person other than the Company or a joint venture or partnership in which the Company is a co-venturer or partner, the


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Manager shall act on a basis which is fair and reasonable to the Company and to the shareholders in selecting, from among the investment opportunities that come to the attention of the Manager, those investment opportunities which it offers to the Company.

     6.3 No Partnership or Joint Venture. The Company and the Manager are not
         -------------------------------
partners or joint venturers with each other and neither the terms of this Agreement nor the fact that the Company and the Manager have joint interests in any one or more investments shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

     6.4 Signing Authority. Directors, officers, employees and agents of the
         -----------------
Manager or of its affiliates may serve as directors, officers, employees, agents, nominees, or signatories of the Company. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

     6.5 Independent Contractors. The Manager may independently from time to
         -----------------------
time negotiate or contract for the services of independent service providers, including, but not limited to, accountants, auditors, appraisers and title insurance companies, in connection with the Company's underwriting of individual mortgage loans to churches. In such cases, the Manager may directly pay for such services from its own funds on behalf of such borrowers and accept reimbursement directly to its own account from such borrowers, either in advance of such expenditure or subsequent thereto.

                                   ARTICLE VII
                              TERM AND TERMINATION

     7.1 Term and Renewal. This Agreement shall continue for one year from the
         ----------------
date hereof and, absent written notice of nonrenewal as provided in this Section, this Agreement shall be automatically renewed for successive one-year terms upon the expiration of the initial term and each renewal term. Determination of renewal shall be based upon the factors set forth in Section
7.2. Notice of nonrenewal shall be given in writing by the Company to the Manager not less than sixty (60) days before the expiration of the initial term of this Agreement or of any renewal term thereof. Notwithstanding any other provision to the contrary, this Agreement may be terminated for any reason upon sixty (60) days' written notice by the Company to the Manager upon a vote of a majority of the independent directors.

     7.2 Renewal Determination. In determining whether to renew this Agreement,
         ---------------------
the independent directors of the Company shall review the performance of the Manager to determine that the provisions of this Agreement are being carried out, and shall determine that the compensation paid to the Manager by the Company is reasonable


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based on all factors which the independent directors deem relevant, including, but not limited to:

     (a) the size of the Management Fee in relating to the size, composition and profitability of the Company's investments;

     (b) success of the Manager in generating opportunities that meet the Company's investment objectives;

     (c) the rate charged to similar companies by advisors performing similar services;

     (d) additional revenues realized by the Manager and its affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business;

     (e) the quality and extent of service and advice furnished by the Manager, including frequency of problem investments and competency in dealing with distress situations;

     (f) the performance of the Company's investments, including both income and capital appreciation; and

     (g) the quality of the Company's investments in relation to the investments generated by the Manager for its own account.

     7.3 Termination Fee. In the event that this Agreement is terminated by the
         ---------------
Company, either through non-renewal or other means, the Company immediately shall pay the Manager, in addition to all other compensation due hereunder, a termination fee equal to two percent (2%) of the value of the Average Invested Assets of the Company as of the date of termination.

     7.4 Termination Upon Assignment. This Agreement shall terminate
         ---------------------------
automatically in the event of its assignment by the Manager, unless the Company has given its prior written consent. In the event that the Company consents to an assignment, such assignment shall bind the assignee in the same manner and to the same extent as the Manager is bound hereby. This Agreement shall not be assignable by the Company without the prior written consent of the Manager, except in the case of any assignment by the Company to a corporation or other organization which is the successor to the Company, in which case such successor shall be bound hereby and by the terms of said assignment in the same manner and to the same extent as the Company is bound hereby.




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     7.5 Termination Upon Listing. In the event that the Company applies to have
         ------------------------
its common stock listed for trading on a national stock exchange or market and the independent directors determine that the Company shall become self-administered, the Manager may merge into the Company. In the event that the Manager is merged into the Company, the managers of the Manager will become employees of the Company. As consideration for the merger, the members of the Manager may receive common stock in the Company in an amount which would be determined at that time, based on the value of all fees given up or waived by the Manager through the merger.

     7.6 Termination Upon Default or Bankruptcy of the Manager. At the sole
         -----------------------------------------------------
option of the Company, this Agreement shall terminate immediately upon written notice of such termination from the Directors of the Company to the Manager if any of the following events shall have occurred:

     (a) the Manager shall have violated any provision of this Agreement and after notice of such violation shall have failed to cure such default within sixty (60) days or in the event such default cannot be reasonably cured within sixty (60) days, then a reasonable period of time if the Manager is diligently pursuing a course of action to so cure;

     (b) a petition shall have been filed against the Manager for an involuntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, and such petition shall not have been dismissed within ninety (90) days of filing; or a court having jurisdiction shall have appointed a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of the Manager for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

     (c) the Manager shall have commenced a voluntary proceeding under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall have made any general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they became due.

     The Manager agrees that, if any of the events specified in Section 7.6(b) or (c) shall occur, the Manager will give written notice thereto to the Directors within seven (7) days following the occurrence of such event.



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     7.7 Termination Upon Objection by Regulators. In the event that any federal
         ----------------------------------------
or state securities commission refuse to qualify the securities of the Company to be offered in their jurisdiction due to the terms of this Agreement and the Agreement cannot be modified to cure such objection, this Agreement shall terminate and the Company may enter into a new Management Agreement with the same or an alternative manager.

     7.8 Action Upon Termination. From and after the effective date of any
         -----------------------
termination of this Agreement, the Manager shall be entitled to no compensation for services rendered hereunder in the case of termination pursuant to this
Article VII, but shall be paid, on a pro rata basis, all compensation due for services performed prior to such termination. The provisions of Section 5.3,
Section 5.4, and Section 5.6 shall apply to the portion of the calendar year which ends on the effective date of termination, with respect to the Excess Amount and Operating Expenses accrued to such date. Upon such termination, the Manager immediately shall:

     (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement, after deducting therefrom any accrued compensation and reimbursements for the expenses to which the Manager is then entitled;

     (b) deliver to the Directors a full and complete accounting, including a statement showing all sums collected by the Manager and a statement of all sums held by the Manager for the period commencing with the date following the date of the Manager's last accounting to the Board of Directors; and

     (c) deliver to the Board of Directors all property and documents of the Company then in the Manager's custody or possession.

     Notwithstanding the foregoing, after the termination of this Agreement, the Manager shall, upon reimbursement of its out-of-pocket costs and the expenses, if any, provide such services and documents to the Company as may be reasonably requested by the Company to enable it to complete accounting reports, tax returns, audit functions, Internal Revenue Service audits and other similar financial and tax accounting functions.

     7.9 Rights of Termination Cumulative. The rights of termination
         --------------------------------
specifically provided shall be considered to be cumulative and shall be in addition to the rights of termination for breach of this Agreement otherwise inuring to the parties by operation of law.

                                  ARTICLE VIII
                               SPECIAL PROVISIONS
                      RELATIVE TO DEFERRED MANAGEMENT FEES
                      ------------------------------------

     8.1 Liquidation or Dissolution of the Company. In the event of an
         -----------------------------------------
involuntary or voluntary liquidation or dissolution of the Company at any time, the Manager shall be entitled to receive out of the assets of the Company its deferred Management Fees plus interest prior to any distribution to the shareholders of the Company.

     8.2 Reorganization, Reclassification, Consolidation, Merger or Sale. In the
         ---------------------------------------------------------------
event of any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the Company's assets to another corporation, the Manager shall be paid the deferred Management Fees in cash or in shares of common stock of the Company.


                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Notices. Any notice, report, or other communication required or
         -------
permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses to the parties hereto:

                   The Board of Directors and/or the Company:

                                 P.O. Box 20749
                        St. Simons Island, Georgia 31522
                       Attention: A.J. Braswell, President

                                  The Manager:

                                 P.O. Box 20749
                        St. Simons Island, Georgia 31522
                       Attention: A.J. Braswell, President

     Either party hereto may at any time give notice to the other party in writing of a change of its address for purposes of this Section 9.1.

     9.2 Amendments. This Agreement shall not be amended, changed, modified,
         ----------
terminated, or discharged in whole or in part except by an instrument in writing signed by each of the parties or their respective successors or assigns.

     9.3 Successors and Assigns. This Agreement shall be binding upon the
         ----------------------
parties, their successors or assigns.

     9.4 Governing Law. The provisions of this Agreement shall be governed by
         -------------
and construed in accordance with the laws of the State of Georgia.

     9.5 Captions. The captions included in this Agreement have been inserted
         --------
for ease of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

     9.6 Entire Agreement. This Agreement constitutes the entire agreement of
         ----------------
the parties with respect to the subject matter hereof and supersedes and cancels any preexisting agreements with respect to such subject matter.

     9.7 Separability. If any term or provision of this Agreement or the
         ------------
application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, properties and circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                THE "COMPANY":

                                FOUNDATION CAPITAL RESOURCES, INC.,
                                a Georgia corporation

                                By:
                                   ---------------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                THE "MANAGER":

                                ONE CAPITAL ADVISORS, LLC,
                                a Georgia limited liability company

                                By:
                                   ---------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------

     This Agreement was approved by action of the independent directors of Foundation Capital Resources, Inc. on September 7, 2001.


                                ------------------------------------------------
                                Randall K. Barton, Secretary
                                Foundation Capital Resources, Inc.